Exhibit 3.179

Am1oded and 811tatfd Mernonndum and Artlclft of tbt Com pany ( see alla<:hed) 2 EJS/653"112f.1320325M !

THE COMPANIES LAW (2011 REVISION) OF THE CAYMAN ISLANDS COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF PACIFIC OFFSHORE LABOR COMPANY (adopted by special resolutlon on 25 April 2012)

THE COMPANIES LAW (2011 REVISION) OF THE CAYMAN ISLANDS COMPANY LIMITED BY SHARES AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF PACIFIC OFFSHORE LABOR COMPANY (adopted by special resolution on 25 April 2012) 1 The name of the Company is Pacific Offshore Labor Company 2 The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide. 3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2011 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands. 4 The liability of each Member is limited to the amount from lime to time unpaid on such Member's shares. 5 The share capital of the Company is USD 50,000.00 divided into 50,000 Ordinary shares of a par value of USD 1 each. 6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands. 7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2011 REVISION) OF THE CAYMAN ISLANDS COMPANY LIMITED BY SHARES AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF PACIFIC OFFSHORE LABOR COMPANY (adopted by special resolution on 25 April 2012) 1 Interpretation 1.1 In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith: "Articles" "Auditor" "Company" "Directors" "Dividend" "Electronic Record" "Electronic Transactions Law" "Member" "Memorandum" "Ordinary Resolution" "Register of Members" means these articles of association of the Company. means the person for the time being performing the duties of auditor of the Company (if any). means the above named company. means the directors for the time being of the Company. includes an interim dividend. has the same meaning as in the Electronic Transactions Law. means the Electronic Transactions Law (2003 Revision) of the Cayman Islands. has the same meaning as in the Statute. means the memorandum of association of the Company. means a resolution passed by a simple majority of the Members as. being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles. means the register maintained in accordan and includes (except where otherwise st ~

•R91,1lste111d Office· "Sha111• end " Shares• •special R .. Olutlon• -Statute• "Subscribef" 1.2 In these Artlcles: Register of Members. means the registered office tor the time being of the Com?3ny. means the common &aal of the Company and lndudes every dupllcele seal. means a shanl or shares in the Company end includes a fraction of " share. has the same meaning es In Iha Statute, and Includes a unanimous writtun resolution. means the Companies Law (2011 Revision} of the cayman lsleods. means the subsa'lber to the Memorandum. (a) words importing the singular nooiber include the plural number and vice versa; (b) words importing the masculine gender include Iha feminine gender; (c) words Importing persons Include corporations; (d) "Vmtten" and "In writing• include all modes of representing or reproducing words In llislble form, including In the form of an Electronic Recoro; ( e) reference& to provisions of any law or regulation shal be construed as references to those provisions as amended, modified, re-enacted or replaced from time to tllM: (I) any phrase introduced by Iha terms "Including•, •include•, •in particular" or any similar expn1sslon shell be construed as lluSlrallve end shall not lllnlt the sense of the words 1)111Ceding those terms; (g) headings ara Inserted fol' reference only and sheR be Ignored In constr\Ang these Ar1iclas; end (h) Section 8 of the Electronic Tranaactions Law sl-el not apply. 2 Commlflcement of Buelneaa 2.1 The business of the Company may be commenced as soon after incorporation as the Oir9ciors shall &aelll 2.2 The Di111C10n may pay, out of the capital or any other monies of the Com?Bny, an expenses irnned In or about the formation and e81abllshment of the Company, including the expenses or registration. SJM63412/114482e2'2 2

3 Issue of Shares

3.1 Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. Notwithstanding the foregoing, the Subscriber shall have the power to:

(a) issue one Share to itself;

(b) transfer that Share by an instrument of transfer to any person; and

(c) update the Register of Members in respect of the issue and transfer of that Share.

3.2 The Company shall not issue Shares to bearer.

4 Register of Members

The Company shall maintain or cause to be maintained the Register of Members.

5 Closing Register of Members or Fixing Record Date

5.1 For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

5.2 In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

5.3 If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6 Certificates for Shares

6.1 A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or

SJP/653412/17448262v2

3

other peniOfl authorised by the Directors. The Directors may authorise oer1iflcates to be issued with the authorised algnature(s) Elffixed by mechanical process. All oerlificalea for Shares shall be consecutively numbered or olherNise identifiod and shaH specify the Shares to which they relate. All certif1cates S11'1'8ndered lo the Company for transfer shall be cancelled and subject to these Articles no new certilicate shall be issued until the former certificate representing a tike number of relevant Shares shall have been sumindered and cancelled. 6.2 The Company shal not be bound to issue more than one certificate for Shares held jointly by mOl'II than one person and deli-v of a certificate lo one joirc holder shall be a sufficient delivery to all of them. 6.3 If a share certificate is defaced, wom out, lost or destroyed, It may be renewed on such tenns (W any) as to evidence and Indemnity and on the payment of such expemes reasonably lncumad by the Company in lmlettlgating evidence, as the Directors may pretO'lbe, and (In the case of defacement or wearing out) upon deRvery of the old certificate. 7 Tnmsfer of Sharn 7 .1 Subject to Artk:le 3.1, Shares are transferable subject to the consent of the Directors who may, in their abeolute discretion, declne to register any transfer of Shares without gMng any reason. If the DinN;tors refuse lo register a tninsfer they shall notify the tnin5ferae wtthln two months of such refusal. 7.2 The instrument ol transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and f the Directors so require, signed by the transferee). The transferor shall be deemed lo remain the holder of a Share until the name of the transferee is entered in the Register of Members. 8 Redemption and Repurc:tl■H of Sharff 8.1 Subject to the provisions of the Stat<Ae the Company may issue Shares that are lo be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of auch Shares shall be effected in such manner as the Company may, by Special Resolu11on, determine before the Issue of the Shares. 8.2 Subject to the provisions of the Statute, the Company may purchase Its own Shares (Including any redeemable Shares) provided that the Members shall have approved the manner of plKChase by Ordinary Resolution. 8.3 The Company may make a payment In respect of the redemption or purchase of Its own Shares in any manner pennitted by the Sta1ute, including out of capital. 9 Variation of Rlghta of Shares 9.1 If al any time the share capital of the Company is divided Into different classes of Shares, the rights attached to eny class (unless othe!Wlse provided by the wrms of issue of the Shants of that class) may, whether or not the Company la beirg wound up, be vaned with the consent in writin11 of the holders of throo-quarlonl of the bsued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of Iha holders of the Shares of that claga. SJPffl53"41211744826M 4

9.2 The provisions of these Articles relating to general meetings shall 81)ply to every class meeting of the holders of one class of Shaffls except that the necessary quorum ihall be one person holding or rapreMnting by proxy at least one third of the issued Shares of the class and lhat any holder of Shares of the class prasent In person or by proxy may demand a poll. 9.3 The rights confemKI upon the holders of the Shares of any class Issued with preferred or other rights shall not, unless otharwlse expressly pro'llded by the terms of Issue of the Shares of that class, be deemed to be varied by the creation or 1,- of fur1her Shares ranking peri paS$u therewith. 10 Commission on Sale of SharH The Company may, In so far as the Statute permits, pay e commission to any person in comideralion of his subscribing or agreeing to subscribe wtiether absolutely or conditlonally for any Shares of the Company. Such commisaiona may be satisfied by the payment of cash end'or the Issue of fully or partly paid-up Shares. The Company may also on any laaue of Shares pay such brokerage as may be lawful. 11 Non Recognition of Trusts The Company &hatl not be bound by or compelled to recognlse In any way (even when nollfled) any equitable, contingent, future or partial Interest in any Shani, or (except only as Is oth&Mise provided by thee Articles or the Statute) any other rights in retpeet of any Share other than an abeolute right to the entirety thereof in the regiatered holder. 12 Uen on Sham 12.1 The Company shall have a first and paramount lien on al Shares (wllether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jolnlly with any other pe,-son, whether a Member or not. but the Directors may at any time deda'e any Share to be wholly or in part exempt from the provisions of this Artlcle. The regislration of a transfer of any such Share shall operate as a waiver of the Company's lien thereon. The Company's lien on a Sha"' shall also extend to any amount payable In respect of that Share. 12.2 The Company may sen, In such manner as the Directors think lit, MY Shares on which the Cornpeny has a lien, if a sum in respect of which the lian exists Is presently payable, and is not paid within fourteen clear days after noCice has been given to the holder ol lhe Shares, or to the person entlUed to It In conaequenoe of the death or benkruplcy of the hokier, demanding ~ant and S1llting that if the notice is not complied with the Shares may be sold. 12.3 To give effect to any such sail1 the Directors may authorise any person to execute an instrument of transfer ot the Shaffls sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchaaa money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exerdaa of the Company's power of sale under these Al1icles. 12.4 The net proceeds of such sale afler payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall SJP/&53'1V17448282v.l 5

(sooject to a like lien for sums not pn:,senUy payable es existed upon the Shares before the &ale) be paid to the person entitled to the Shares at the date of the sale. 13 Call on Shares 13.1 Subject to the terms of the allotment tho Olr8<;tors may from time to tme make cells upon the Memben In rasped of 8IT'f monies unpaid on 1t1eir Shares (whalher in respect of par value or premium). and each Member shall ( subject to receiving at least fourteen days nollce specifying the time or times of payment) pay to the Company al the time or 11mea 110 specified tha amount called on the Shares. A call may be revoked or poSlponed ea the Oirectot9 may determine. A can may be required 10 be paid by instalments. A person upon whom a caa ia made shall remain liable for cans made upon him notwkhstandlng the subsequent transfer of the Shares In respecl of which the call was made. 13.2 A call shall be deemed to have been made at the time when the resolution of the OlrectOfs authorising such call was passed. 13.3 The joint holders of a Share shall be joinUy and aewrally liable to pay all calls In respect thereof. 13.4 If a call remains unpaid after it has become due and payable, the pen1011 from whom tt ia due shall pay interest on the amount u~id from the day it became due and payable unUI M Is paid at such rate as the Db ec:1ors may determine, but the DlreclorS mey waive payment of the lnteres1 wholly or in part. 13.5 An amount payable In respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or preml1,111 or otherwise, shall be deemed to be a call and tt it is not paid all the provisions of these Artlcle6 shall apply as if that amount had become due and payable by virtue of a call. 13.5 The Oir11cton may inue Shares with different terms as to the amount and times of ~ant of eels, or the interest to be paid. 13. 7 The Oilvdors may, W they think fit, rec;eive an amount from any Member wining to advance all or any part al the monies uncalled and unpaid upon eny Shares held by him, and may (until the amount would otherwise become payab4e) pay lnter1111 al such rate as may be agreed upon between the Directors and the Member paying auch amount in advance. 13.8 No such amount paid In at1vance of calls shall entitle the Member paying such amount to any portlon of a Dividend declared in respect of any period prior to the datu upon which &uch amount would, but for such payment, become payable. 14 Forfeiture of Share• 14.1 If a call remairis unpaid Bfteril has become due and peyable the Directors mayglva to the person from whom it ia due not 1866 than fourteen clear days notice requiring payment of the amooot unpaid together with any Interest, which may have aocrue<I. The notice shall specify whffll payment Is to be made and shell state 1h8I If the notice Is not complied with the Shares In respect of wllich the call was made wll be iable 10 be forfeited. 14.2 If the notice Is not complied with any ShaAI in respect of which it was given may, before Ille payment required by the nolica has been made, be focfeited by a resolutlon of the OiAICID<S. $JP/&63'12/17~262v2 6

Such forfeiture shall Include all Dividends 0( other monies declared payable In respect of the forfeited Share and not paid before !tie forlelture. 14.3 A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and In such maMer es !he Oifectors think Ill and at any time before a sale, re-allotment 0( disposition the forfeiture may be canceled on •uch lef111s as the OireclDra think flt. Where for the purpo$8& of it& disposal a fonelt ed Share Is 1o be tran&ferred to any parson the Olrectonl may authorise ,ome person to execule an instrument of transfer of the Share In favour of that person. 14.4 A person any of wtioae Shares have been forfeited shell cease 1o be a Member In respect of them end shall surrender to the Company f(l( cancellatlon the certificate for the Shale$ forfelte<I and shel remain liable to pay to the Company ell monies which at the date of forfeiture were payable by him lo the Company In respect of those Shares together wtth Interest, but his ~ability shell cease If and when the Company shall have received payment In fuR of all monies due and payable by him In respect of tho5e Shares. 14.5 A certificate In writing under the hand of one Dlrecror or off1Cer of Iha Company lhat a Share has been forfeited on a apeclfled date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certlflcale shell (subject to the execution ol en lmtrument ol transfef) constitute a good tltle to the Share end the person to whom the Share is disposed of shall not be bound to see lo the applicatioo of the pll'Chaae money, If any, nor shall hia title lo the Share be effectod by any lm,gularfty or Invalidity in the proceedings In reference lo the fO<fellure, sale or disposal of 1he Shan,, 14.6 The provisions of these Articles es to forfeiture shal epply in the case of non payment of any sum whleh, by the terms of i8-of a Shere, becomes payable at a fixed time, whethef on account of the par value of Iha Share or by way of premil,m as If It had been payable by virtue of a call duly made and notified. 15 Tranamltalon of Shares 15.1 If a Member dies the survivor or S'-"JNO(S wllBnl he was a joint holder or his leg8I personal representatives where he waa a sole holder. shall be the only persons rewgnieed by the Company as having any tnle lo his lnterast The estale of a deceased Member IS not thereby released from any Uabillty In respect of any Share, which had been Jointly held by him, 152 Art/ person becoming entitled to a Shere in consequence ol lhe death or benkruptcy or lquidatlon or disaolution of a Member (or in any other way than by lntnsfer) may, upon such e,idet IC8 being produced as may from time to time be required by the Olrecto/$, elect. by a notice In writing sent by hlm, el1her to become tho holder of such Share or to have SO(ne person nominated by him becOme the holder of such Shere but the Oirect(l(S shall, In el1her case, have the same right to decline or suspend regilltralion as they would have had in the ca&e of a transfer of the Share by the relevant Member before his dea1h or bankruptcy or liql.idaUon 0( dlssolutlon, as the caee may be. 15.3 A person becoming entitled to a Shale by reason of the death 0( bankruptcy or llquldation or dissolution of a Member (or In any other case than by transfer) shall be entilled to the same Dividends and other advantages to which he would be entltled if he were Iha registered hokier of such Share, However, he ahal not, before becoming a Member In re&poct of a Share, be entltled In respect or ii to exercise eny tight contened by membenhip in relation to meetings Of 1he company and the Directors may al any time give notice 1'9QU1riog any such person to elect either SJP/66~ 12/17 "4&l62v2 7

... to be registered hlmself or to have some person nominated by him become the hokier of the Share (but the Directors shal, In eilller case, h8Ve the &ame right 10 declne or suspend ragislnllion as they would hew had in the case of a transfer of the Share by the 111iewnt Member before his death or benkruplcy or tiquldetion 0( dissolution or any other case than by transfer, as the case may be). If the nolica is not complied with withn ninety days the DirecCors may lhe!9aft8r withhold payment of an Dividends, bonuses or other monies payable in reepect of the Share untM the mquirementa of the notice have been complied Wj\h. 16 Amendmenta of Memorandum and Artk:lea of Anoclatlon and Alteration of Capital 16.1 The Company may by Ordinary Resolution: (a) incl98se the share capital by such aum as the resolution shall presclibe and with such rlghtS, pnontles and prlvlteges annexed lherelo, as the Company in general meeting may determine; (b) consolidate end divide al or any of its shant capilal lnlo Shares of larger amount lhen Its existing Shares; (c) by subdivision of its exlating Shares or srry of lhem divide the whole or any part af Its shant capita! into Shares of smaller amount than Is fixed by Iha Memorandum or Imo Shares without par value; and ( d) cancel any Shares that at the date of the passing of the resolution have no1 been taken or agreed to be taken by any peBOn. 16.2 AU new Share11 created In accordance with the provisions of tho ~Ing Article shall be subject to the same provisions of the Arllcles with reference to the peyment or calls, liens, ~r. transmission, forfeiture and olhelWlse as the Shares In the original share capttat. 16.3 Subject to the provisions or the Statute and the pn:,visions of these Mieles as regards the matte,s to be dealt with by Ordinary Resolution, the Company may by Special Resolution: (a) chal1Q6 tts name; (b) alter or add to thesa Artlcias; (c) alter or add to the Memorandum with respect to any objects, pow8fl or other matters specified therein; and (d) ntduce its share capital and any capital redemption reserve fund. 17 Reglater9d Office Subject to Iha provl$k)n& of the Statute. the Company may by resolution of the Directors change the localkln of Its Registered Office. 18 General MNtlnga 16.1 All general meetings other than annual general meetin9' shall be called extraordinary general meetings. SJ~:1412/17448:le2vl 8

18.2 The Company snaH, If required by the Statute, In each year hOld a general meeting as Its annual general mff!lng, and shall specify the meeting as such in the notices calling It. The annual general meeting shall be held at such time and plaoe as the Direcions shall appoint and W no other time and place is prescribed by them, It shall be held at the Reglslffld Office on the second Wednesdey In December of each year at ten o'clock in the morning. At. these meetings the report of the onctons (if any) shall be prvwntad. 18.3 The Compeny may hold an annual g~ meeting, but shall not (unless required by Statute) be oblged to hold an annual general meeting. 18.4 The Directors may call general meelings, and they shaft on a Membens requialtion foMwith proeffd to convene an extraordinary general meeting of the Company. 18.5 A Mombers requisition Is a requisition of Mem~ of the Company holding at the date ol deposit of the requisition not less 1han ten per cent. in par value of the capita! of Iha Company which as at that date canie& tho right of voling at general meetings of the Company. 18.6 The requisition must state the object& of the meeHng and must be signed by the requfsltlonlsts and depoeited at the Registered Office, and may consist of several documents In Ilka fonn each signed by one or more l8(!Ulsitionist8. 18. 7 If the Olrectons do not witt,n twenty-one days from the date of the deposit of the requlsttlon duly proceed to convene a general meeting to be held within a fur1her twenty-one days, the requisllonlsts, or any of them representing more than one-half of the total voling rights or all or them, may themselves conwne a general meeting, but any meeting so a,nvaned shall not be held after the expiration of lhree monlhs after Iha expiration of the said twenty-one days. 18.8 A general meeting convened as aforesaid by requi&itionists shall be convened In the same manner as nearly as possible as that In which general meetings are to be convened by Directors. 19 NoUce of General Mfftlnga 19.1 At least five days' notioe ehall be given of any general meeUng. Every notice shall be exclusive of the day on which k Is given or deemed to be given and of the day for which It Is given and shall specify the place, the day and the hour of the meeting and the g-ral nacure of the business and shall be given in the maone,- hereinafter mentioned or In such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notlca specified in this regulaUon has been given and whether or not the provisions of the Al1icle$ regarding general meetings have been oomplled with, be deemed to have been duly convened W It is so agreed: (a) In the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary geoeral meeUng, by a majority In number of the Members (or their proxies) havfr,g a right to attend and vote et the meeting, bm1g a majority together hoidlng not less than ninety five per cent. In par value of the Shares giving that right SJP/653'12/17""8262v2 9

19.2 The accidental omission to 9ive notice of a general meeting to, or the non receipt ol notice of a meeting by, any person entitled to receive notice shall not Invalidate the proceedings of that meeting. 20 Proceedings at General Meeting• 20.1 No business shall be transacted at any general meeting unless a quoNm Is present. Two Members being Individuals p,esent In penon or by proxy or if a corporation or other non-natural person by 118 d~ aulhori&ed representatMt or proxy shall be a quonm unless the Company has only one Member entitled to vote al such general meeting in which case the quoNm ahall be that one Member present in paraon or by proxy or (in the caae of a corporation or other non-rllllural person) by a duly authorised representaliw or proxy. 20.2 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons particlpellng In the rneetlng can communicate with each other. Participation by a parson In e general meeting in this manner Is treated as p,Mence In parson at that meeting. 20.3 A resolution (Including a Special Resolution) In writing (in one or more counllll'pll1'1S) signed by all Members for the Ume being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorlllad repn91111ntatlves) shall be as valid and effective as If the resolution had been passed at a general meeting ol the Company duly convened and held. 20.4 If a quonim Is not present wlttlln half an hour from the time appointed for the meeting or If during such a meeting a quorum ceases to be p,esent, the meeting, if convened ~n the requisition of Members. ahall be di8801ved and in any other case It shall stand adjoumed to the same day in the next week at the same time and place or to such other day, tine or such other place as the Ditectol9 may detennine, and If at the adjourned meeting a quon.rn la not pnlSSnt within hall an hour from the Ume appointed for the meeting the Members present shall be a quon.rn. 20.5 The chairman, If any, of the board of Directors shall pntSide as chainnan at e-v general meeting of the Company, or If then! Is no such chairman, or W he shall not be present within fifteen minutes aftor the time appointed for the holding of the meeting, or is unwilling to act, the Dlrectonl preeent shaQ elect one of their number to be chairman of the meeting. 20.6 If no Oirecior is willing to act as chairman or If no Oirecior Is present within ftfteen minutes after the time appointed for holding the meeting, the Members present shall cl\oose one of their number 10 be chainnan of the meeting. 20.7 The chairman may, with the consent of a meeting at which a quorum Is p-,t, (and shall~ so directed by 1he meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the busin8$8 tell unfinished 111 the meeting from whlch the adjournment took place. When a general meeting Is adjourned for thirty days or more, notice ol the adjourned meeting shall be given as in the case of an onginal meeting. Oth81Wiso It shall no< be necessary to give ent such notice. 20.8 A resolution put to the vote ol tha meellng shan be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at lea$t ten per cent in par value of the Share, gMng a right to attend and vote at the meeting demand a poll. SJM53412/1744821!2v2 10

20.9 Unless a poll is duly demanded a declaration by the chalm,an that a nlSOlutlon has been carried or carried unenlmously, or by a par1ialtar majority, or lost or not carried by a particular majority, an entry to that effect in the minules of the pioc::eedlngs of the meeting shall be oonclusive evidence of Iha! fact without proof of the n...-ntier or proportion of the votes recorded In favour of or against such resolution. 20.10 The demand fora pol may be withdrawn. 20.11 Except on a poll dema~ on the election of a chairman or on a queaUon of adjournment, a poll shaft be taken as the chainnan dlrec:ts, and the result of the poll sheH be deemoo to be the resolutlon of the general meeting at vmch the poll was demanded. 20.12 A poll demanded on the election of a chaim,an or on a question of adjournment shel be taken forthwith. A poll demanded on any other question shal be taken 81 audl lime as the chairman of the general mNling directs, and any business other than that upon which a poll has been demanded or Ill QOlltingent thereon may proceed pending the taking of the poM. 20.13 In the case of an equali1y of YOtea, wtiether on a show of handa or on a poll, the ctlalrman shall be entitled 10 a second or casting vote, 21 Votes of Members 21.1 Subject 10 any rights or restrictions 81tactled to any Shares, on a show of hands every Member who (being an Individual) is present In penon or by proxy or, if a corporation or other non-natural peraon is present by 118 duty authorised representative or proxy. shall have one vote end on a poll &VflfY Member shal haw one vote for every Share of which he Is the holder, 21.2 In the CB58 of joint holders of record the vote of the &enlor holder who tenders a vote. whether In penon or by proxy, shall be accepted to the exctuslon of the votes of the other joint holders, and seniority at\al be determined by the order in which the nemes of the hOlders stand in the Register of Membets. 21.3 A Member of unsound mind, or in reapectof whom an order has been made by any court, having jurisdiction In lunacy, may vote, whether on a show of hands or on a pol, by his commlltea. receiver. curator bonls, or other person on such Membef's behalf appoln!Bd by that court, and any such committee, reoeiver, curator bonis or other penon may vote by proxy. 21.-4 No person shall be entitled to vote at any general meeting or at any &eparate meeting of the holders of a dan of Sharas unl0$$ he Is registered as a Member on the record data for auctl meeting nor unless all calla or other monies then payable by him in respact of Shares have been paid. 21.5 No objection ehall be raised to the qualification of any voter except at the general meeting or adjot.med general meeting at which the vote objactad to Is given or tendered and avery vote not disallowed at the meeting shall be valid. Any objection made In due time shall be re~ to the chairman whose decision shaU be final end conclusive. 21.6 On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more then one proxy or the i;ame proxy under one or mora ln&trumanlll to 81tend and vote at a meeting. Where a Member aPl)Olnta more than one proxy the Instrument of proxy shall state which pn,xy is entitled to vote on a show ol hands. SJP/653'17117•'826M 11

21 .7 A Member holdlng more than one Share need not cast the -.otas In respect of his Shares In the same wrry on any resolution and therefore may vote a Share or soma or all such Shares either for or alj8inst a resolution and/or ab6tain from voting a Share or aome or all of the Shares and, subjecl to the terms of the lnslrument appolnllng him, a proxy appointed under one or more lns1J'Uments may -.ota a Share or some or an of the Shares in respect of Wl'>lch he is appoired either for or agaln&t a resolution and/or abs1aln from votin9. 22 Proxlea 22.1 The Instrument appointing a proxy shall be In writing, be executed under the hand of the appolntor or of his attorney duly authorised in writing, or, if the appolntor ia a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company. 22.2 The in&lrument appointing a proxy &hall be deposlted at the Registered Office or at such olher place as Is specified for that purpose in the notice COl'Mlning the meeting, or in any instrument of proxy sent out by the Company: (a) not less than 48 houtS before the time for holding the meeting or adjourned meeting at which the person named in the instrumeflt propoen to vo(e; or (b) In the case or a poll taken more then 48 houtS after It Is demanded, be deposited as aforesaid sftar the poll haa been demanded and not less than 24 hOln before the lime appointed for the taking of Iha poll; or (c) where the poll is not taken forthwith but Is taken not more th.-. 48 hours after ~ was demanded be delivered at Iha meeting at which the poll was demanded to the chairman or to the secretary or to any director, provided that the Dtrectora may in the notice convening the meeting, or In an lnslnment of proxy sent out by the Company, direct that the lns\lU'nent appolnUng a proxy may be depostted (no later than the tine for holding the meeUn9 or adjourned meeting) et the Registered Office or at sueh other place as is apecifted for that purpoae in the notice convening the meeting, or In any Instrument of proxy sent out by the Company. The Chairman may In any event at his dlsctetion direct that an Instrument of proxy shall be deemed to have been duly deposited. An insvument of proxy that Is not deposited in the mamer permitted shall be Invalid, 22.3 The Instrument appoinllrg a proxy may be in any usual or common form and may be expressed to be for a parliQJlar meeting or any adjournment thereof or generally lrtil revolled, An lnstrunent oppolntlng a proxy shall be deemed to include the poww to demand or join or concur In demandlng a poll. 22.4 Votea 9lven in aocordance with the tenns of an instrument of proxy shal be valid notwithstanding the prellious death or Insanity of the principal or revocation of the proxy or of the authority under which the prQxy waa executed, or the transfer of the Share In respect of which the proxy is given unless noUce in wrlllnQ of such dealh, Insanity, revocation or lransfer was received by the Company at the Registered Office before the commencement of the genenil meeting, or adjoumed mooting at which tt Is sought to use lhe proxy. SJPt653412/17~2 12

23 Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24 Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

25 Directors

There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

26 Powers of Directors

26.1 Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

26.3 The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.4 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27 Appointment and Removal of Directors

27.1 The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

SJP/653412/17448262v2 13

27 .2 The Dlrectoni may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directora to e~ceed any number flX8d by or in accordance with the Attlcles as tho maximum number of Directors. 28 VaClltlon of Office of Director The office of a Director shell be vacated tt: (a) he gives notice in writing to the Company that he resigns the olf,ce of Director; or (b) he abfenb himself (without being represented by proxy or an alternate Director appQinted by him) from lhr9e OOONCUtive meetings of the board of Direcl0rs without special leave of absence from the Diroctors, and !hey pass a resolution lhet he has by reason of such absence vacated office; « (c) he des, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) he Is found to be or becomes of unsound mind; or (e) all the other Oirectora of the Company (being not le&S than two in ml'l'lber) reaolw that he should be removed as a Director. 29 Proceedings of Dlrectons 29.1 The quonJm for the transaction of the buslness of the Directors may be fixed by the Directors, and unle&S so flXed shall be two W theni are two or more Directors, and shall be one If there is orty one Director. A person who hokls office as an alternate Director shall, If his appointor i$ not present, be counted in the quonJm. A Director who also acts as an alternate Director shall, if his appoint or is not l)f9S8nt, count twice towards the quorum. 29.2 Subject to the provisions or the Articles, the Directors may regoJate their proceedings aa they think fit. Questions arl81ng at any meeting shall be decided by a majority of votes. In the case or an equality of votes, the chelmian shall haw a second or casting vote. A Dil9ctor who Is also an attemate Dlreclor shall be entlUed in the absence of his appo;ntor to a separate vote on behalf of his appointor in addltlon to his own vote. 29.3 A penon may par1iclpate In a meeting of the Directors or committee of Directors by conferen08 telephone or other communications equipment by means of which au the persons participating In the meeting can communicate with eacll other at the same time. Participation by a person in a meeting in thia manner is treated as presence in person at that rnNIJng. Unleu othelwise detemiined by the Directora the meeting ehall be deemed to be held at the pl110e where the chairman iS at the Slart of the meeting. 29.4 A resolution in writlng (in one or mo,e oounterpans) signed by all the Directora or an the members of a committee of Directors (an alternate Director being entltled to sign such a 1'980fudon on beha~ of his appointer) shall be as valid and effectual as K ii had been paned at a meeting of the Directors, or committee of Directora ea the case may be, duly convened and held. 29.5 A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shal, call a meeting of the Dlrectora by at least two days' notice In SJF\'853'112117'482&:M 14 writing to every Director and anemata Director wtllch notice shall set forth Iha general nature of the bu.ine&a to be ooneideled unless notice is waived by all the Directors (or their alternates) ekher et. before or after the meeting Is held. 29.6 The oontiooing Director& may act notwithstanding any vacancy in their body, but if and &0 long as their number is reduced below the number fixed by or pursuant to these Al1idas as the necessary qUOf\ffl of Directors the continuing Directors or Director may act for the pwpose of lnc~sing the number of Directors to that number, or of summoning a general meeting of Iha Company, but for no OthElf purpose. 29. 7 The Directors may elect e chairman of their board and determine the period for wlllch he is lo hold olf10e; but If no such chairman Is elected, or If at eny meeting the chairman Is not pn1sant w1thln ffva minutes after the time appointed for t>o4dlng the same, the Dil9Clon present may choose one of thelr number to be chairman of the meeting. 29.8 All acts done by any meeting of the Directors Of of a committee of Directors (including rrt parson acting as an altemate Diredor) shaU, nolwithstending that It be affelwarda diaoovered that there wes &0me defect in the appointment of any Dlredor or enemate Cllredor, Of lhel they or any of them ~re disqualfled, be as valid ea ff every such person had been duly appolntad and qualified to be a Director Of a~emate Director as the case may be. 29.9 A Director but not en allemete Director may be repn1santed at any meeungs of the boerd of Directors by a proxy appointed In writing by him. The proxy &hall oolA1t towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of lhe appointing Director. 30 Prnumptlon of Assent A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is tekan shall be pteSumed to have assented 10 the action taken unlees his dissent shall be entered In the minutes of the meeting or unless he shall Illa his written dissent from such action with the person actlng as the chairman Of aecretery of the meeting before the adjoumment thereof or shaft forward such dis$ent by register11d post to such person immadlately after Iha adjoumment of the meeting. Such right to dissent shaN not apply to a DlrecttM' ~ voled In favour of such action. 31 Directors' lntareata 31 .1 A Director may hold any other office or place of pcofrt under the Company (other than the office of Auditor) in conjunction with his office of Director for such parkld and on such terms as to remuneration and otherwise as the Directors may determine. 31.2 A Director may act by himself or his firm In a professional capacity for Iha Company and he or his ffrm shan be entitled to remuneration for profaasional service• ae if he were not a Director or attemate Director. 31.3 A Director or altemata Otrector of the Company may be or become a director or other officer of or otherwise interested In any company promoted by Iha Company or In which the Company may be Interested as shareholder or otherwise, and no such Diroctor or anemuto DlreclOr shall be accounteble to the Company for any raml.l'leratlon or other benefila received by him as a director Of officer of, or from his ln\efest in, such other company. S-"-"153412/174'8282"2 15

31 .4 No person shall be disqualified from the office of Director or anernate Director or prevented by such office from contracting with the Company, eilher as vendor, purchaser or othet'wi1e, nor shall a,;ry such conlract or any contract or lranMCtion enten,d into by or on behalf of the Company In which any Director or altemate Dlrector shaU be In any way lnteres1ad be or be liable to be avoided, nor shall any Director or alternate Director so conlracting or being so interested be liable to account to the Company for any profit realised by any such contract or traneactio,, by reason of such DireCIOr holding office or ot the fiduciary relaUon thereby established. A Director (or his anemate Director in his absence) Shall be at liberty to vote in respect of any contract or tnmaacllon in which he it lntere81ed provided llal the nallxe of the interest of any Dil8ctor or altemata Director in any such contract or transactlon shall be dlsclosed by him at or prior to Its consideration and any vote lhenlon. 31 .5 A general notice that e Director or anemete Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as imerested in any transaction with such firm or company shall be sufficient disclo&ure for the purposes of voting on e resolution in respect of a contract or transaction In Which he has an Interest, and after such general noclc:e tt shaH not be necessary to give special notice relating to any particular transaction. 32 Mlnu1es The Directors shall cause minutes to be made in books kept for the purpose of all appoirllmonts of off'10ers made by the Directors, all proceedings et meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or anemate Directors present at each meeting. 33 Delegation of Directors' Powen 33.1 The Directors may delegate any of theif powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Dncior holding any other execlAA'e aff'JCB such of their powers as they consider desirable to be exercised by him provided thel an alternate Director may not act as managing director and 1he appointment of a managing director shall be revoked forthwtth if he ~ to be a Di.-ector. My such delegation may be made subject lo a,;ry conditions the Directors may impose, and either collataraly with or to the exclusion d their own powers end may be revoked or attered. Sulljecl to any such conditions, the proceedings of a committee of CMreclors shall be governed by the Articles reg,Jating the proceedings of Directors, so far as they ara capable of applying. 33.2 The Directors may establiSh any committees, local boards or agencies or appoint any person to be a managet or agent for managing the affairs ol the Company and may appoint any person to be a member of such committees or local boards. Any such appointment mey be made subject to any conditions the Directors may Impose. and either collaterally with or to Iha exctusion of thelo own p0WQ(8 and may be revoked or altered. Subject 10 any such conditions, the proceedings of any such cornmntee, local board or agency shall be governed by the Articles reglAating the proceedings of Directors, so far as they are capable of applying. 33.3 The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may datarmine, provided that the ~elegation is not to the excluslon of their own powers and may be revoked by the Directors at any time. 33.4 The Directors mey by power of Bttomey or otherwise appoint any company, firm, person or body of parsons. whether nominated directly or indirectly by the Directors, to be the attorney or SJP 165:M12/ 17<448262\12 16 authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

33.5 The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

34 Alternate Directors

34.1 Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

34.2 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

34.3 An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

34.4 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5 An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35 No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36 Remuneration of Directors

36.1 The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

SJP/653412/17448262v2

17

... ' 36.2 The Directors may by rasoMlon appn,ve additional remuneration to any Clilector for any services other than his ordinary routine wor1< as a Oiredo(. /v'ry fees paid to a Oitector who Is also counsel or soi citor to the Company, or otherwise serves It in a profe&&lonal capacity shaU be in addition to his remuneration as a Director. 37 Stal 37 .1 The Company may, if the Directors so determine, have a Seal. The Seal shell only be used by the authony of the Directors or at a committee of the Directors a!Ahorised by the Directors. Every Instrument to which the Seal has been affixed shel be signed by at least one person who shall be either a Director or some omc. or other person appointed by the Oirec:tin for the purpose. 37.2 The Company may have for use In e,rry pl808 or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be e facsimile of the common Seal of the Company and, if the Directors so determine, wtlh the eddition on Its 1808 of the name of every place where It I& to bo used. 37 .3 A Director or offlCIII', repnisentativa or attorney of the Company may without further authority of the Directors affix the Seal over hla slgnelure alone to any document of the Company required to be !Uhenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Island& or elsewhere wheresoever. 38 Dividends, Distributions and Rnerve 36.1 Subject to the S18tute and this Article, Ile Directors may declanl Dividends and distrlbulions on Sha!M in i&&ue and authorise payment of the Dividends or distributions out of the funds ol the Company lawfully available therefor. No Dividend or dls1J1bullon shall be paid except ou1 of the realised 01' unrealised profits of the Company, or out of the share premium account or as otherwise pennllled by the Statute. 36.2 Except es otherwise provided by the rights aneched to Shares, aR DMdends shall be declared and paid according to the par value of the Sham that a Member holds. If any Shara Is Issued on terms providing that It shall rank for Dividend as from a particular date, that Stere shall rank for Ol\lklend ocoordlngly. 36.3 The DirectOl'S may deduct from any Dividend or distribution payable to any Member all sums of money (ff any) then payable by him to the Company on accourt of calls or otherwise. 38.4 The Direclora may declare that any Dividend or dislri)ution be paid wholly or partly by the distribution of specific 888818 and In pertlclAar of shares, debentures, 01' secuntles at any other company or In any one or more of such ways and Wllere any dlllculty arises in regard to such distribution, the Directors may setlle the same as they think expedient and in particular may issue fractional Shares and ftx the value for distribution of such speclflc assets 01' any part thereof end may detennine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adju81 the rights of all Members and may vest any such specific assets in trustees as may seem &l<Jl8dlert to the Directors. 38.5 /v'ry Dividend, distribulion. lntenl$t or other monies payable In cash in relll)eCI of Sham may be paid by wire transfet to the holdor or by cheque or warrant ~ through the post directed to the registered address of the holde( or, in the case of joinl holders, to the registered address of the holder who is_ first named on the Register of Members or to auch panson and to such add1'81111 a& SJPl653412117448262Y2 18 such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.6 No Dividend or distribution shall bear interest against the Company.

38.7 Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

39 Capitalisation

The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

40 Books of Account

40.1 The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

40.2 The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3 The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

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41 Audtt 41 .1 The Olrectllf11 may appoin1 an Auditor of the Company who shall hold office until removed from office by a rnolution of the Directors, and may fllC his or their remuneration. 41.2 Every Auditor of tho Company &hall haw a right of access at all times to the books and ao;counts and vouehers of 1he Company and shall be entitled to ruquire frcm the Directors and officers of the Company suich infoml8tion and explanation as may be necessary for the performance or the duties of the Auditor. 41.3 Auditors shall, If so required by the Directors, make a report on the accounts of lhe Company during their tenure of offloe at the next annual general meellng following their appointment In the ca,e of a company which is registered with the Reg1$trar of Companies as an ordinary company. and at the next exlllloldinaiy generel ...-Ung following their appoinlment In the case of a company which Is ragisl8red with lhe Registrar of Companies as an exempted company, and at any other lime during their term of office, upon request of the Directors or any general meeting of the Members. 42 Notices 42.1 Notices shall be in writing and may be given by the Company to any Member etther personally or by sending It by courier, pos~ cable, tel4!x, fax or &-mail to him or to his addren as shown in the Register of Members (or where the noUoo Is given bye-mall by sending ft to the e-mail address provided by such Member). Any notice, if posted frcm one country to another, is to be sent airmail. 42.2 Where a notlte Is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a coooer company. and shall be deemed to have been received on the third day (not lnduding Saturdays or Sundays or public holidays) followlng lhe day on which the notice was dellvared IO the 0CM!er. Where a notice Is sent by post, service of the notice shall be deemed to be effected by propefly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on lhe fifth day (not lndudlng Saturdays or Sundays or public holidays) following the day on which the nollce was posted. Where a notice is sent by cable, telex or fax, sarvlce of the notice lhaN be deemed to be effected by properly addressing end sending SIX:h notice and shall be deemed to have been received on the same day thet tt was transmitted. Where a noClce Is given by .-mall servtce shal be deemed to be effeded by transmitting the e-mail to the e-mail address provided by the Intended recipient and shall be deemed to have been received on the same day that tt was sent, and • shal not be necessary for the receipt of the e-mail to be acknowledged by the recipient 42.3 A notice may be given by the Company to the person or persons whleh the Company has been advised are enUUed to a Share or Shares In consequence of 1he death or bankruptcy of a Member in the same mamer as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the t~le of repreaentaUves of the deceased, or trustee of lhe bankrupt, or by any Ilka description at the address supplied for that purpose by the persons claiming to be 10 entitled, or at 1he option of the Company by uivirQ the notice in any manner in which the same might have 1-1 given K the death or bankruptcy had not occUffed. 42.4 Notice of e,ery general meeting shaN be given in any manner herelnbefore authorised to every person shown as a Member in the Rogistor of Membens on the record date for such ~ting except that In the case of Joint holders tho notice ahall be suffident If given to the Jolnt holder first SJPl653"12/1 7448mv2 20

·s· ! I named In the Register of Members and every person upon whom the ownership of a Share dewlvas by reason of hia being a legal penonal raprnematlve or a 1111111111 In bankruptcy of a Member of record where the Member of record but for hi$ death or bankruptcy would be entitled to n,cel',e notice of the meeting, and no other person shall be entitled to receive notices of general meetings. 43 Winding Up 43.1 If the Company shall be wound up, and the &$$815 available for distribution amongst the Members shall be Insufficient IO n,pey the whole of the share capital, such assets shall be dillribuled so that, as near1y as may be, the lo- shall be borne by the Members in proportion lo the par value of the Shares held by lhem. If In a winding up the assets available for dlatrlbutlon amongst the Members shall be more lhan sufficient to 111pay the who4a of the share capl1al at the commencement of the winding up, the &usplus ehall be dlstributad amongtt the Members In proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from thole Shares in respect of which there are monies due. of aR monies payable to the Compeny tor unpaid calls or otherwise. This Article is wtthout prejudice to the righls of the holders of Shares Issued upon speelal terms end conditions. 43.2 If the Company shall be wound up the liquidator may, w"h the sanc:tlon of a Special Resolution of the Company and any Olher sanction required by the Statute, divide amongst the Members In kind the whole or any part of the assets of the Company (whether they shall consist of PrQperty of the same kind or not) and may for ttiat purpose value any a&Mts and determine how the divllioo 5hall be carried out as between the Members or different classes of Members. The liquidator may, wtth the Nke sanction, vest the whole or any part of such assets In lrus1eM upon such tJuats for the beoefil of the Member$ as the liquidator, with the like sancilon, shall think f«. but so that no Member shall be compelled to acx:ept any asset upon which there Is a liabillty. 44 Indemnity and ln•uranc. 44.1 E~ Director and off1Cer of the Company (which for the avoidance of doubt, ,han not Include auditors of the Company), together with every former Director and former officer of the Company (each an "lndamnfflad hf9on") shell be Indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand. costs, damages or expenses. includlng legal expenses, whatsoewr which they or any of them may incur as a result of any act or failun1 to act In canytng out their fundlons other ttian such liability <• any) that they may incur by reason of their own actual fraud or wilful defalAt. No Indemnified Person ,hall be liable to the Company for any loss or damage Incurred by the Company as a result (whether direct or indirect) of 1he car,ylng out or their functions unless that liability arises throogh the aclual fraud or wilful defsull of such lndemnifle<I Person. No person shall be found to haw commltled actual fraud or wi1ful defalM ...-.der this Article unless or until a court of competent Junsdlctlon shall have made a finding to that effect. 44.2 The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses Incurred In conneC1lon with the defence of any action, suit, proceeellng or Investigation Involving ,uch Indemnified Pemn for which Indemnity will or could be sought. In connection with any advance of any expenses hen1under, the Indemnified Person shalt execute an undertaking to repay the advanced amount to the Company If It shall be determined by final judgm8<11 or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Mide. If It &hall be determined by a final judgment or other final adjudication that such lndemnlllad Person was not entitled to lndemnlflcation with respect to such SJP/653412/174'829M 21 judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3 The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45 Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 30th September in each year and, following the year of incorporation, shall begin on 1st October in each year.

46 Transfer by way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG.______________

Melanie E. Rivers-Woods
Assistant Registrar

Date. May 4th, 2012

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